CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Military Communications Technologies, Inc. (the "Company") on Form S-8 of our report dated September 16, 2003 on our audit of the consolidated financial statements of the Company as of June 30, 2003, and for the -year period then ended, which report is include in the Company's Annual Report on Form 10-KSB. We also consent to the use of our name as it appears under the caption "Experts."



/s/  Schumacher  &  Associates
Schumacher  &  Associates,  Inc.
Denver, Colorado

January 28, 2004